UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) - November 12, 2021

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code - (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.	OTHER EVENTS.

On November 10, 2021, Oncor Electric Delivery Company LLC, a Delaware limited liability company (“Oncor”), priced $300 million aggregate principal amount of additional 2.75% Senior Secured Notes due 2030 and $500 million aggregate principal amount of 2.70% Senior Secured Notes due 2051 in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The notes are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act. The sale of the notes is expected to close on November 16, 2021, subject to the satisfaction of customary closing conditions.

Oncor intends to use the net proceeds from the sale of the notes for general corporate purposes, including to repay the full amounts outstanding under its unsecured term loan credit agreement dated January 29, 2021 and its unsecured term loan credit agreement dated March 17, 2021 as well as a portion of its unsecured term loan credit agreement dated June 25, 2021.

The notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to Oncor within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements in this Current Report on Form 8-K, other than statements of historical facts, (often, but not always, through the use of words or phrases such as “expects,” “intends,” “plans,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “should,” “projection,” “target,” “goal,” “objective” and “outlook”) are forward-looking statements. They involve risks, uncertainties and assumptions, including, but not limited to: legislation, governmental policies and orders, and regulatory actions; legal and administrative proceedings and settlements, including the exercise of equitable powers by courts; weather conditions and other natural phenomena, including any impacts due to climate change; health epidemics and pandemics, including the evolving COVID-19 pandemic and its impact on Oncor’s business and the economy in general; acts of sabotage, wars or terrorist or cyber security threats or activities; economic conditions, including the impact of a recessionary environment; unanticipated population growth or decline, or changes in market demand and demographic patterns; Electric Reliability Council of Texas, Inc. grid needs; changes in business strategy, development plans or vendor relationships; unanticipated changes in interest rates or rates of inflation; unanticipated changes in operating expenses, liquidity needs and capital expenditures; inability of various counterparties to meet their financial obligations to Oncor, including failure of counterparties to perform under agreements; general industry trends; hazards customary to the industry and the possibility that Oncor may not have adequate insurance to cover losses resulting from such hazards; changes in technology used by and services offered by us; significant changes in Oncor’s relationship with its employees, including the availability of qualified personnel, and the potential adverse effects if labor disputes or grievances were to occur; changes in assumptions used to estimate costs of providing employee benefits, including pension and retiree benefits, and future funding requirements related thereto; significant changes in critical accounting policies material to Oncor; commercial bank and financial market conditions, access to capital, the cost of such capital, and the results of financing and refinancing efforts, including availability of funds in the capital markets and the potential impact of disruptions in U.S. credit markets; circumstances which may contribute to future impairment of goodwill, intangible or other long-lived assets; financial and other restrictions under Oncor’s debt agreements; Oncor’s ability to generate sufficient cash flow to make interest payments on debt instruments; actions by credit rating agencies; Oncor’s ability to effectively execute its operational strategy; and the risk that any potential cost savings and any other potential synergies from acquisitions may not be fully realized or may take longer to realize than expected.

Discussion of risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations is contained in filings made by Oncor with the Securities and Exchange Commission. Specifically, Oncor makes reference to the section entitled “Risk Factors” in its annual and quarterly reports. Any forward-looking statement speaks only as of the date on which it is made, and Oncor undertakes no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease

Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: November 12, 2021